Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form SB-2 for Transact Energy Corp., of our report dated March 26, 2007, relating to the December 31, 2006 financial statements of Transact Energy Corp., which appears in such Prospectus.  We also consent to the reference to us under the heading "Experts".

/s/ Prichett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

June 26, 2007